UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12
THE J.G. WENTWORTH COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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April 21, 2017
Dear Fellow Stockholder:
I am pleased to invite you to attend our 2017 Annual Meeting of Stockholders, to be held on June 1, 2017 at 11:00 a.m., local time, at The Radnor Hotel, 591 East Lancaster Avenue, St. Davids, PA 19087.
This booklet includes the notice of meeting of stockholders and the proxy statement. The proxy statement describes the various matters to be acted upon during the annual meeting and provides other information concerning The J.G. Wentworth Company of which you should be aware when you vote your shares.
You can ensure that your shares are represented at the meeting by promptly completing and mailing your proxy or you may vote in person by attending the annual meeting. You may vote by internet or telephone by following the instructions on the voting instruction card or, if you hold shares through a broker or other nominee in “street name,” you may be able to vote by internet or telephone as permitted by your broker or nominee.
On behalf of the Board of Directors of The J.G. Wentworth Company, I would like to express our appreciation for your ownership and continued interest in the affairs of the Company, and I hope you will be able to join us on June 1 for our 2017 Annual Meeting of Stockholders.
Sincerely,

Stewart A. Stockdale
Chief Executive Officer and Director

THE J.G. WENTWORTH COMPANY®
201 KING OF PRUSSIA ROAD, SUITE 501
RADNOR, PENNSYLVANIA 19087-5148

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 1, 2017

Stockholders of The J.G. Wentworth Company:
The 2017 Annual Meeting of Stockholders (the “Meeting”) of The J.G. Wentworth Company® (the “Company”) will be held at The Radnor Hotel, 591 East Lancaster Avenue, St. Davids, PA 19087 on June 1, 2017, beginning at 11:00 a.m., local time, for the following purposes:

1.
To elect three Class I directors, nominated by the Board of Directors of the Company, to serve on the Board of Directors until the Company’s 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year; and

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.
April 3, 2017 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or at any adjournment thereof.  A list of stockholders entitled to vote at the Meeting will be available for inspection by any stockholder for any purpose germane to the Meeting, during regular business hours, for a period of 10 days prior to the Meeting, at the Company’s principal place of business at 201 King of Prussia Road, Suite 501, Radnor, Pennsylvania 19087-5148.  The above items of business for the Meeting are more fully described in the proxy statement accompanying this notice.
Your vote is important.  Please read the proxy statement and the instructions on the enclosed proxy card and then, whether or not you plan to attend the Meeting in person, and no matter how many shares you own, please submit your proxy promptly by completing, dating and returning your proxy card in the envelope provided. This will not prevent you from voting in person at the Meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.  You may vote by internet or telephone by following the instructions on the voting instruction card or, if you hold shares through a broker or other nominee in “street name,” you may be able to vote by internet or telephone as permitted by your broker or nominee.
You may revoke your proxy at any time before the vote is taken by delivering to the Corporate Secretary of the Company a written revocation or a proxy with a later date or by voting your shares in person at the Meeting, in which case your prior proxy would be disregarded.
We are electronically disseminating the 2017 Annual Meeting materials to some of our stockholders, as permitted under the “Notice and Access” rules approved by the Securities and Exchange Commission. Stockholders to whom Notice and Access applies will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access the 2017 Annual Meeting Materials via the internet. The Notice also provides instructions on how to obtain paper copies if preferred.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2017:
The J.G. Wentworth Company’s Notice of Annual Meeting of Stockholders to be held on June 1, 2017, Proxy Statement and the 2016 Annual Report on Form 10-K are available electronically at www.jgw.com.

By Order of the Board of Directors,

Stephen A. Kirkwood
Executive Vice President, Chief Legal & Compliance Officer and Corporate Secretary
April 21, 2017

The proxy statement and form of proxy accompanying this notice are being sent to our stockholders on or about April 21, 2017, in connection with our solicitation of proxies for use at the Meeting or at any adjournment(s) or postponement(s) of the Meeting.

i

ii

THE J.G. WENTWORTH COMPANY®
PROXY STATEMENT
FOR
MEETING OF STOCKHOLDERS
June 1, 2017
INTRODUCTION
The Annual Meeting of Stockholders (the “Meeting”) of The J.G. Wentworth Company®, a Delaware corporation (“we,” “us,” “our,” or the “Company”), will be held on June 1, 2017, beginning at 11:00 a.m., local time, at The Radnor Hotel, 591 East Lancaster Avenue, St. Davids, PA 19087.  We encourage all of our stockholders to vote, and we hope that the information contained in this document will help you decide how you wish to vote.
The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned to and received by the Company prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted “FOR” Proposal One, the election of three Class I directors, nominated by the Board of Directors of the Company, to serve on the Board of Directors until the Company’s 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal; and “FOR” Proposal Two, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year. Any proxy may be revoked at any time before its exercise by notifying the Corporate Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.
THE MEETING OF STOCKHOLDERS
Why did I receive these proxy materials?
We are furnishing this proxy statement in connection with the solicitation by the Company’s Board of Directors of proxies to be voted at the Meeting and at any adjournment or postponement of the Meeting. At the Meeting, our stockholders will act upon proposals:

•
To elect three Class I directors, nominated by the Board of Directors of the Company, to serve on the Board of Directors until the Company’s 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal;

•	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year; and

•	To transact such other business as may properly come before the Meeting or any adjournment thereof.
These proxy solicitation materials are being sent to our stockholders on or about April 21, 2017.
Why did I receive a notice regarding the availability of proxy materials on the internet?
Rules of the United States Securities and Exchange Commission (the “SEC”) allow us to furnish proxy materials to our stockholders primarily via the internet, rather than mailing paper copies of these materials to each stockholder. We believe that this process expedites stockholders’ receipt of the proxy materials, lowers the costs of the Meeting and helps conserve natural resources. On or about April 21, 2017, we will mail to each stockholder (other than those stockholders who had previously requested electronic or paper delivery of the proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including our proxy statement and annual report, on the internet and how to access a proxy card to vote on the internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of the proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of the proxy materials unless you request one. If you would like to receive a paper copy of the proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We may at our discretion voluntarily choose to mail or deliver a paper copy of the proxy materials, including our proxy statement and annual report, to one or more stockholders.

Who is entitled to vote at the Meeting?
The Board of Directors has determined that those stockholders who are recorded in our record books as owning shares of the Company’s Class A Common Stock, par value $0.00001 per share (“Class A Shares”), or Class B Common Stock, par value $0.00001 per share (“Class B Shares”), as of April 3, 2017, which is referred to in this proxy statement as the “record date,” are entitled to receive notice of and to vote at the Meeting. As of the record date, there were 15,740,709 Class A Shares and 8,709,599 Class B Shares issued and outstanding. Your shares may be (1) held directly in your name as the stockholder of record and/or (2) held for you as the beneficial owner through a stockbroker, bank or other nominee. Our Class A Shares and Class B Shares are our only classes of outstanding voting securities.
What is the difference between Class A Shares and Class B Shares?
Each Class A Share is entitled to one vote on each matter properly brought before the Meeting.  Each Class B Share is entitled to 10 votes on each matter properly brought before the Meeting.
The Class A Shares are listed on the OTCQX® Market (the “OTCQX”).  The Class B Shares were issued as part of a reorganization completed in connection with our November 2013 initial public offering.  The Class B Shares have no economic rights (and therefore no rights to any dividends that we may pay) and are intended solely to provide the holders with a voting interest in the Company commensurate with their economic interest in The J.G. Wentworth Company, LLC, a Delaware limited liability company of which the Company is the managing member.  The Class B Shares are not expected to be registered for public sale or listed on the OTCQX or any other securities exchange.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record
If your shares are registered directly in your name with our transfer agent, Broadridge Financial Solutions, Inc., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Meeting. We have enclosed or sent a proxy card for you to use.
Beneficial Owner
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote your shares and are also invited to attend the Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or was provided with a voting instruction card for you to use in directing the broker or nominee how to vote your shares. If you do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each item?” below.
What do I need to attend the Meeting?
Attendance at the Meeting is limited to stockholders. Registration will begin at 10:30 a.m., local time, and each stockholder will be asked to present a valid form of personal identification. Cameras, recording devices and other electronic devices will not be permitted at the Meeting. Additional rules of conduct regarding the Meeting may be provided at the Meeting.
How can I vote my shares in person at the Meeting?
Class A Shares or Class B Shares held directly in your name as the stockholder of record may be voted in person at the Meeting.
SHARES HELD BENEFICIALLY IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.
EVEN IF YOU CURRENTLY PLAN TO ATTEND THE MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.
How can I vote my shares without attending the Meeting?
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or nominee.

Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee.
BY MAIL — You may vote by mail by marking, signing and dating your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If the pre-addressed envelope is missing, please mail your completed proxy card to Vote Processing c/o Broadridge at 51 Mercedes Way, Edgewood, NJ 11717.
BY INTERNET OR TELEPHONE — You may vote by internet or telephone by following the instructions on the voting instruction card or, if you hold shares through a broker or other nominee in street name, you may be able to vote by internet or telephone as permitted by your broker or nominee. The availability of internet and telephone voting for beneficial owners will depend on the voting process of your broker, bank or other holder of record.  Therefore, we recommend that you follow the voting instructions you receive.
If you cast your vote in any of the ways set forth above, your Class A Shares and Class B Shares will be voted in accordance with your voting instructions, unless you validly revoke your proxy. If you are a stockholder of record and you sign and return your proxy card but you do not specify how you want to vote your shares, we will vote them “FOR” Proposal One and Proposal Two. We do not currently anticipate that any other matters will be presented for action at the Meeting. If any other matters are properly presented for action, the persons named on your proxy will vote your Class A Shares and Class B Shares on these other matters in their discretion, under the discretionary authority you have granted to them in your proxy.
If you own shares in street name through a broker and you do not provide instructions to your broker on how to vote your shares, your broker has discretion to vote these shares on certain “routine” matters, including the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. However, on non-routine matters such as the election of directors, your broker must receive voting instructions from you, since it does not have discretionary voting power for these proposals. So long as the broker has discretion to vote on at least one proposal, these “broker non-votes” are counted toward establishing a quorum. When voted on “routine” matters, broker non-votes are counted toward determining the outcome of that “routine” matter. Therefore, it is important that you provide voting instructions to your bank, broker, or other nominee.
Can I change my vote after I submit my proxy?
Yes. Even after you have submitted your proxy, you may change your vote at any time prior to the close of voting at the Meeting by:

•	filing with our Corporate Secretary at 201 King of Prussia Road, Suite 501, Radnor, Pennsylvania 19087-5148 a signed, original written notice of revocation dated later than the proxy you submitted;

•	submitting a duly executed proxy bearing a later date; or

•	attending the Meeting and voting in person.
In order to revoke your proxy prior to the Meeting, we must receive an original notice of revocation of your proxy at the address above sent by U.S. mail or overnight courier.  If you grant a proxy, you are not prevented from attending the Meeting and voting in person. However, your attendance at the Meeting will not by itself revoke a proxy that you have previously granted; you must vote in person at the Meeting to revoke your proxy.
If your Class A Shares or Class B Shares are held in a stock brokerage account or by a bank or other nominee, you may revoke your proxy by following the instructions provided by your broker, bank or nominee.
All Class A Shares and Class B Shares that have been properly voted and not revoked will be voted at the Meeting.
Is there a list of stockholders entitled to vote at the Meeting?
A complete list of stockholders entitled to vote at the Meeting will be available for examination by the Company’s stockholders for any purpose germane to the Meeting at the Meeting and, during regular business hours, for a period of 10 days prior to the Meeting, at the Company’s principal place of business.
What constitutes a quorum to transact business at the Meeting?
Before any business may be transacted at the Meeting, a quorum must be present. The presence at the Meeting, in person or by proxy, of the holders of a majority in voting power of the Class A Shares and Class B Shares outstanding and entitled to vote on the record date will constitute a quorum. At the close of business on the record date, 15,740,709 Class A Shares and 8,709,599 Class B Shares were issued and outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of a quorum.

What is the recommendation of the Board of Directors?
Our Board of Directors recommends a vote “FOR” the election of three Class I directors, nominated by the Board of Directors of the Company, to serve on the Board of Directors until the Company’s 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year.
What vote is required to approve each item?
Directors named in Proposal One are elected by a plurality of the votes cast at the Meeting, and the director nominees who receive the greatest number of votes at the Meeting (up to the number of directors to be elected) will be elected. You may vote “FOR” or “WITHHELD” with respect to election of directors. Shares will be voted, if authority to do so is not withheld, for election of the Board of Directors’ nominees named in Proposal One. Only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director. Broker non-votes, if any, will not affect the outcome of the vote on the election of directors.
The affirmative vote of at least a majority in voting power of the Class A Shares and Class B Shares present, in person or by proxy, at the Meeting and entitled to vote will be required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year. Abstentions will have the same effect as votes “AGAINST” Proposal Two.
The affirmative vote of at least a majority in voting power of the Class A Shares and Class B Shares present, in person or by proxy, at the Meeting and entitled to vote will be required to approve any stockholder proposal. Under applicable Delaware law, in determining whether any stockholder proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against any stockholder proposal.
As noted above, a “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on “routine” matters even if the record holder does not receive voting instructions from you. Absent instructions from you, the record holder may not vote on any “non-discretionary” matter, including the election of directors and any stockholder proposal. Without your voting instructions, a broker non-vote will occur. An “abstention” occurs at the Meeting if your Class A Shares or Class B Shares are deemed to be present at the Meeting, either because you attend the Meeting or because you have properly completed and returned a proxy, but you do not vote on any proposal or other matter which is required to be voted on by our stockholders at the Meeting, or, when applicable, if you specify that you wish to “abstain” from voting on an item. You should consult your broker if you have questions about this.
What does it mean if I receive more than one proxy or voting instruction card?
It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.
Where can I find the voting results of the Meeting?
We will announce preliminary voting results at the Meeting and will publicly disclose results in a Current Report on Form 8-K within four business days after the date of the Meeting.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our transfer agent, will both tabulate the votes and serve as the inspector of election.
Who will pay for the cost of this proxy solicitation?
We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials.  If you choose to access the proxy materials or vote over the internet, however, you are responsible for internet access charges you may incur.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will request banks, brokers, nominees, custodians and other fiduciaries who hold Class A Shares or Class B Shares in street name to forward these proxy solicitation materials to the beneficial owners of those shares, and we will reimburse them the reasonable out-of-pocket expenses they incur in doing so.

How can I access the Company’s proxy materials and annual report electronically?
As noted above, we are furnishing our proxy materials to our stockholders via the internet, except for those stockholders who have elected to receive paper copies. We highly recommend that you receive electronic delivery of our proxy statement, annual reports and other stockholder communications. This helps reduce the use of paper and lowers our printing, postage and other costs. If you have previously requested paper copies of such materials, you can elect to receive electronic copies when you vote on the internet.
This proxy statement, the form of proxy and voting instruction card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available at www.jgw.com.
Our internet website address is www.jgw.com. References to our website in this proxy statement are not intended to function as hyperlinks, and the information contained on our website is not intended to be incorporated into this proxy statement. These proxy materials are also available in print to stockholders without charge and upon request, addressed to The J.G. Wentworth Company, 201 King of Prussia Road, Suite 501, Radnor, Pennsylvania 19087-5148, Attention: Corporate Secretary. You are encouraged to access and review all of the important information contained in the proxy materials before voting.
May I propose actions for consideration at next year’s annual meeting of Stockholders?
Any proposals that our stockholders wish to have included in our proxy statement and form of proxy for the 2018 Annual Meeting of Stockholders must be received by us no later than the close of business on December 21, 2017 and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”). The Company’s By-laws provide that, in order for a stockholder to propose any matter for consideration at an annual meeting of the Company other than matters set forth in the Notice of Meeting, such stockholder must have given timely prior written notice to the Corporate Secretary of the Company of such stockholder’s intention to bring such business before the meeting. To be timely for the 2018 annual meeting of Stockholders, notice must be received by the Company not less than 90 days nor more than 120 days prior to June 1, 2018, which will be the anniversary date of the prior year’s meeting (or if the meeting date for the 2018 annual meeting is not within 25 days before or after the anniversary date of the prior year’s meeting, then not later than the tenth day following the day on which the notice of the date of the annual meeting is mailed or public disclosure of the date of the meeting is made, whichever first occurs). Such notice must contain certain information about such business and the stockholder who proposes to bring the business before the meeting, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at the annual meeting, the name and address of the stockholder, the class and number of shares owned beneficially or of record by such stockholder, any material interest of such stockholder in the business so proposed and a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. Any proposals should be sent to:
THE J.G. WENTWORTH COMPANY
201 KING OF PRUSSIA ROAD, SUITE 501
RADNOR, PENNSYLVANIA 19087-5148
ATTENTION: CORPORATE SECRETARY
NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED, AND THE DELIVERY OF THIS PROXY STATEMENT SHALL UNDER NO CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

PROPOSAL ONE —
ELECTION OF DIRECTORS
There are currently eight members of our Board of Directors.  Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Board is “classified,” which means that it is divided into three classes of directors based on the expiration of their terms. Under the classified board arrangement, directors are elected to terms that expire on the annual meeting date three years following the annual meeting at which they were elected, and the terms are “staggered” so that the terms of approximately one-third of the directors expire each year. At the Meeting, our stockholders will elect three directors to hold office until the 2020 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal. Accordingly, this Proposal One seeks the election of three directors (Messrs. Alexander R. Castaldi, Robert C. Griffin and Robert N. Pomroy) as Class I directors whose terms will expire in 2020.
Of the three nominees for election at the Meeting, Messrs. Castaldi, Griffin and Pomroy currently serve as directors of the Company. The Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee,  has nominated Messrs. Castaldi, Griffin and Pomroy to serve as Class I directors until the 2020 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal.  Each nominee has consented to continue to serve as a director if elected at the Meeting. Should a nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares that such proxy represents for the election of such other person as the Board of Directors may nominate.  We have no reason to believe that any of the nominees will be unable to serve.
THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF THE
THREE CLASS I DIRECTOR NOMINEES.
Set forth below is certain information concerning each nominee for election as a director at the Meeting and each director whose current term of office will continue after the Meeting. Each of our directors brings to our Board a wealth of varied experience derived from service as executives, financial experts, subject experts and/or industry leaders. They also bring extensive board experience. Specific individual qualifications and skills of each our directors that contribute to the Board’s effectiveness as a whole are described in the following paragraphs.  For more information on the criteria used in nominating directors, see “Information Regarding the Board and its Committees — Nomination of Directors” below.

Nominees for Election to a Three-Year Term	Age	Class and Position	Date Elected or Appointed Director
Alexander R. Castaldi	67	Class I Director	June 21, 2013
Robert C. Griffin*	69	Class I Director	October 25, 2013
Robert N. Pomroy*	56	Class I Director	June 21, 2013

Incumbent Directors Continuing in Office	Age	Class and Position	Date Elected or Appointed Director
Kevin T. Hammond	36	Class II Director	June 21, 2013
Stewart A. Stockdale	55	Class II Director	July 27, 2014
William J. Morgan*	70	Class II Director	February 3, 2014
Gérard van Spaendonck	46	Class III Director	June 2, 2016
Francisco J. Rodriguez	45	Class III Director	June 21, 2013
 ________________________________
* Denotes director about whom the Board of Directors has made an affirmative determination regarding independence.
Class I - Nominees for Election to a Three-Year Term Expiring in 2020
Alexander R. Castaldi. Mr. Castaldi is a Managing Director of JLL Partners, a position he has held since he joined JLL Partners in 2003, and was previously a Chief Financial Officer of three management buyouts. JLL Partners is a North American-focused private equity firm with a strategy of making value-oriented, middle market control investments and is one of our principal stockholders. Prior to joining JLL Partners, he was Executive Vice President, Chief Financial Officer and Administration Officer of Remington Products Company. Previously, Mr. Castaldi was Vice President and Chief Financial Officer at Uniroyal Chemical Company. From 1990 until 1995, he was Senior Vice President and Chief Financial Officer at Kendall International, Inc. During the 1980s, Mr. Castaldi was also Vice President, Controller of Duracell, Inc. and Uniroyal, Inc. Mr. Castaldi serves as a director of Education Affiliates, Inc., Ross Education, as well as the public company PGT Innovations, Inc. From 2004 to February 2006, Mr. Castaldi served as a director of Builders FirstSource, Inc.  From 2008 to July 2013, Mr. Castaldi served as a director of the public company Netspend Holdings, Inc.

Mr. Castaldi’s experience described above, including his knowledge of the Company, his background in structured finance and securitizations, his management experience and his experience as a director, provides him with the qualifications and skills to serve as a director on our Board.
On May 7, 2009, J.G. Wentworth, LLC, J.G. Wentworth, Inc., and JGW Holdco, LLC filed for protection under Chapter 11 of the United States Bankruptcy Code. At the time of such filing, Mr. Castaldi was a director of J.G. Wentworth, LLC and J.G. Wentworth, Inc.
Robert C. Griffin. Mr. Griffin was Head of Investment Banking, Americas and a member of the Management Committee of Barclays Capital from June 2000 to March 2002. During the previous five years, Mr. Griffin has been an active private investor and has served on the board of directors of various public and private companies (see additional detail below). Prior to joining Barclays Capital, Mr. Griffin was a member of the Executive Committee for the Montgomery Division of Banc of America Securities and held a number of positions with Bank of America, including Group Executive Vice President and Head of Global Debt Capital Raising and as a Senior Management Council Member. Mr. Griffin currently serves on the boards and as the Audit Committee Chair of Builders FirstSource, Inc. and Commercial Vehicle Group, Inc., and previously served on the boards of Sunair Services Corporation and GSE Holding, Inc., all of which are or were public companies.
Mr. Griffin’s experience described above, including his broad experience in the financial and investment world and his service on other public company boards provides him with the qualifications and skills to serve as a director on our Board. The Board also recognizes Mr. Griffin’s qualifications as a “financial expert” on the Audit and Compliance Committee.
Robert N. Pomroy. Mr. Pomroy has served as a Managing Director of aPriori Capital Partners L.P., a private equity fund manager based in New York, since 2014.  From 2004 to 2014, Mr. Pomroy was a Managing Director at DLJ Merchant Banking ("DLJ") where he was the Global Operating Partner. Mr. Pomroy joined DLJ from Mercer Management Consulting, where he served as Head of North American Private Equity and M&A and Senior Partner in the Financial Services practice. Mr. Pomroy holds a B.S. degree in Commerce from the University of Virginia and a Master’s in Business Administration from Harvard Business School.
Mr. Pomroy’s experience described above, including his background in finance and his leadership experience in other public companies, provides him with the qualifications and skills to serve as a director on our Board.
CONTINUING DIRECTORS
Class II - Directors with Terms Expiring in 2018
Kevin T. Hammond. Mr. Hammond serves as a Managing Director of JLL Partners, a position he has held since he joined JLL Partners in 2004. He serves as a Director of several private companies, including Loar Group LLC, FC Holdings Inc., and First Community Bank NA. Prior to joining JLL Partners, Mr. Hammond worked in private equity and investment banking at Greenhill & Co., LLC. Mr. Hammond holds a B.S. degree in Commerce from the University of Virginia.
Mr. Hammond’s experience described above, including his knowledge of the Company and his background in finance, provides him with the qualifications and skills to serve as a director on our Board.
Stewart A. Stockdale. Mr. Stockdale has served as Chief Executive Officer and Director of The J.G. Wentworth Company since July 2014. He is responsible for the company’s vision, strategic planning, and business growth. He is also responsible for overall fiscal management. Prior to joining the Company, Mr. Stockdale served as an Executive Partner at Summit Partners, a global growth equity investor. Previously, Mr. Stockdale was President, Global Consumer Financial Services ("GCFS") for The Western Union Company, a segment that represented approximately 90% of the company’s revenues. GCFS consists of Western Union’s Money Transfer and Consumer Payments businesses across five global regions (North America, Latin America & Caribbean, Europe & CIS, Middle East Africa, and Asia Pacific). Prior to joining Western Union, Mr. Stockdale served as President of Simon Brand Ventures and as Chief Marketing Officer of Simon Property Group, a global leader in the retail real estate industry. At Simon, he was responsible for all Marketing and Consumer Venture businesses within the company. Prior to Simon, Mr. Stockdale held senior positions with multinational companies including Conseco, MasterCard Worldwide, American Express and Procter & Gamble. Mr. Stockdale holds a Bachelor of Science in Business Administration in marketing from the University of Denver and completed The Executive Program at the University of Virginia’s Darden Graduate School of Business Administration.
Mr. Stockdale's experience described above, including his knowledge and leadership of the Company, his extensive background in the consumer financial services industry and his management experience, provides him with the qualifications and skills to serve as a director on our Board.
William J. Morgan. Mr. Morgan is a retired partner of the accounting firm KPMG LLP (“KPMG”) where he served clients in the industrial and consumer market practices until his retirement in September 2006. During the previous five years, Mr. Morgan has served on the board of directors for other companies (see additional detail below) and remained engaged in related activities. From 2004 until 2006, he was the Chairman of KPMG’s Audit Quality Council and, from 2002 until 2006, he was a member of its Independence Disciplinary Committee. Mr. Morgan was the Lead Partner for the Chairman’s 25 Partner Leadership Development

Program. He previously served as the Managing Partner of the Stamford, Connecticut office and as a member of the board of directors for KPMG and KPMG Americas. Mr. Morgan is a member of the board of directors of the public companies Barnes Group, Inc. and PGT Innovations, Inc. He is the Chairman of the Audit Committee and a member of the Governance Committee of both companies.
The Board identified Mr. Morgan’s extensive experience in public accounting (39 years, 29 as a partner), where he worked closely with client management and audit committees on matters relating to accounting, auditing, control, corporate governance, and risk management, as providing significant value to the Company and its stockholders. The Board also recognizes Mr. Morgan’s extensive Board and Audit Committee experiences and his qualifications as a “financial expert” on the Audit and Compliance Committee.
Class III - Directors with Terms Expiring in 2019
Gérard van Spaendonck. Mr. Van Spaendonck is a Managing Director of JLL Partners, Inc. (“JLL Partners”) a position he has held since 2014. Prior to joining JLL, Mr. Van Spaendonck held various positions in Philips Healthcare from 1995 to 2014, including Chief Executive Officer of its Home Monitoring business, Chief Financial Officer of Philips Imaging Systems business, and Post Merger Integrator of Philips acquisition of the Intermagnetics MRI business. Mr. Van Spaendonck also held Chief Financial Officer and operational roles in Singapore, Netherlands and Australia and was a member of various oversight boards. Mr. Van Spaendonck has previously or continues to serve on the following private boards: Superpower; Phillips-NeuSoft JV; Philips China Greenfield; American Dental Partners and Point Blank. Mr. Van Spaendonck earned a B.B.A. from the Erasmus University in Rotterdam and an Executive Master in Finance & Control from the University of Amsterdam.
Mr. Van Spaendonck’s experience described above, including his experience as a director of various boards, provides him with the qualifications and skills to serve as a director on our Board.
Francisco J. Rodriguez. Mr. Rodriguez is a Managing Director of JLL Partners, a position he has held since he joined JLL Partners in 1995. Prior to joining JLL Partners, Mr. Rodriguez was a member of the Merchant Banking Group at Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Rodriguez also serves as a director of several private companies, including Education Affiliates, Inc., FC Holdings, Inc., Ross Education, LLC, Loar Group, Inc. and Education Media Group, LLC.  He has also served as a director of the public company Netspend Holdings, Inc. from 2008 to 2013.  Mr. Rodriguez holds a B.S. degree from the University of Pennsylvania Wharton School.
Mr. Rodriguez’s experience described above, including his knowledge of the Company, his background in finance and his experience as a director of other companies, provides him with the qualifications and skills to serve as a director on our Board.
On May 7, 2009, J.G. Wentworth, LLC, J.G. Wentworth, Inc., and JGW Holdco, LLC filed for protection under Chapter 11 of the United States Bankruptcy Code. At the time of such filing, Mr. Rodriguez was a director of J.G. Wentworth, LLC and J.G. Wentworth, Inc.
INFORMATION REGARDING THE BOARD AND ITS COMMITTEES
Board Purpose and Structure
The mission of the Board of Directors is to provide strategic guidance to the Company’s management, to monitor the performance and ethical behavior of the Company’s management, and to maximize the long-term financial return to the Company’s stockholders, while considering and appropriately balancing the interests of other stakeholders and constituencies. The Board is constituted of eight directors.
Board Leadership
Our Board does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of the Board of Directors should be separate. However, we currently have separate individuals serve in those positions. Our Board of Directors is led by Mr. Castaldi, as Chairman, and Mr. Stockdale serves as our Chief Executive Officer and as a member of the Board. The Board has carefully considered its leadership structure and believes at this time that the Company and its stockholders are best served by having the positions of Chairman and Chief Executive Officer filled by different individuals. This allows the Chief Executive Officer to, among other things, focus on the Company’s day-to-day business, while allowing the Chairman to lead the Board in its fundamental role of providing advice and oversight of management. Further, the Board believes that having the Chief Executive Officer serve dual roles as a member of the Board and as an executive officer of the Company promotes information flow between management and the Board, effective decision making and an alignment of corporate strategy. The Board has not designated a lead independent director. The Board recognizes that depending on future circumstances, other leadership models may become more appropriate. Accordingly, the Board will continue to periodically review its leadership structure.
Risk Oversight
The Board of Directors oversees a company-wide approach to risk management that is carried out by management.  The Board of Directors determines the appropriate risk for us generally, assesses the specific risks faced by us and reviews the steps taken by management to manage those risks. While the Board of Directors maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas.
Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our Audit and Compliance Committee oversees management of enterprise risks and financial risks, as well as potential conflicts of interests. Our Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board of Directors.
Director Independence
The Board of Directors applies standards in affirmatively determining whether a director is “independent,” in compliance with applicable rules of the SEC and an “Independent Director” as such term is defined in the rules and listing requirements of the OTCQX.  The Board of Directors, in applying the above-referenced standards, has affirmatively determined that Messrs. Griffin, Morgan and Pomroy are “independent” and “Independent Directors”. As part of the process in making such determination, the Board of Directors also determined that neither Messrs. Griffin, Morgan, nor Pomroy is an executive officer or employee of the Company, or has a “material relationship” or any other relationship with the Company that could interfere with their ability to exercise independent judgment in carrying out their duties as directors. The listing requirements of the OTCQX require that a company has a board of directors that includes at least two independent directors, a requirement that the Company satisfies by the inclusion of Messrs. Griffin, Morgan and Pomroy on the Board of Directors.
The Board of Directors includes one management director, Mr. Stockdale, who is the Company’s Chief Executive Officer.  The Board of Directors has determined that Mr. Stockdale is not independent under the rules and listing requirements of the OTCQX.  In addition, our Board of Directors includes the following non-management directors about whom the Board of Directors has made no determination with respect to independence: Messrs. Alexander R. Castaldi, Kevin T. Hammond, Gérard van Spaendonck and Francisco J. Rodriguez, each of whom is affiliated with JLL Partners.
As part of its annual evaluation of director independence, the Board of Directors examines (among other things) whether any transactions or relationships exist currently, between each independent director and the Company, its subsidiaries, affiliates, equity investors, or independent auditors and the nature of those relationships under the relevant OTCQX and SEC standards. The Board of Directors also examines whether there are any transactions or relationships between each independent director and any executive officer of the Company or its affiliates. As a result of this evaluation, the Board has affirmatively determined that each independent director is independent under those criteria.
Board Meetings and Attendance
In 2016, including both regularly scheduled and special meetings, our Board of Directors met a total of four times and acted two times by unanimous written consent. In 2016, each director attended at least 75% of the total of all meetings of the Board of Directors. Although we do not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meeting, we strongly encourage all directors to attend. Five of our eight directors were in attendance at our 2016 annual meeting.
Committees of the Board of Directors
The Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit and Compliance Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board has adopted written charters for each of these committees.
Audit and Compliance Committee
The functions of our Audit and Compliance Committee are, among other things, to: review our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm; review our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters; appoint and determine the compensation for our independent auditors; establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters; and review and oversee our independent registered public accounting firm.  The Audit and Compliance Committee Charter can be obtained without charge in the “Investors” section of our Company website at www.jgw.com under the heading “Corporate Governance.”
The Audit and Compliance Committee is comprised of three directors, Messrs. Griffin, Morgan and Pomroy. Our Board of Directors has affirmatively determined that each of Messrs. Griffin and Morgan qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and is independent as independence is defined in Rule 10A-3 of the Exchange Act.  Our Board of Directors also has affirmatively determined that all Audit and Compliance Committee members are “Independent Directors” as such term is defined in the OTCQX listing requirements. Mr. Griffin serves as the Chairman of the Audit and Compliance Committee. The Audit and Compliance Committee met 11 times during 2016 and acted one time by unanimous written consent.  During a majority of the meetings, the Audit and Compliance Committee met privately with the Company’s independent registered public accounting firm.

Compensation Committee
The functions of our Compensation Committee are, among other things, to: review and approve corporate goals and objectives relevant to the compensation of our executive officers, evaluate the performance of such executives in light of those goals and objectives and, based on that evaluation, determine the compensation of our chief executive officer and make recommendations to the Board regarding the compensation of our other executive officers; review director compensation; review overall compensation programs and recommend that the Board amend these plans if the Compensation Committee deems it appropriate; and administer our incentive compensation and equity-based plans. The Compensation Committee has the authority to form subcommittees and delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate to the extent permitted by law, regulation or listing standard. The Compensation Committee met one time and acted one time by unanimous written consent during 2016. The Compensation Committee charter can be obtained without charge in the “Investors” section of our Company website at www.jgw.com in the section titled “Corporate Governance.” The Compensation Committee is comprised of three directors, Messrs. Castaldi, Pomroy and Rodriguez. Mr. Castaldi serves as Chairman of the Compensation Committee.
Nominating and Corporate Governance Committee
The functions of our Nominating and Corporate Governance Committee are, among other things, to identify individuals qualified to become board members and recommend director nominees and board members for committee membership; develop and recommend to our board corporate governance guidelines; and oversee the evaluation of our Board of Directors and its committees and management.
The Nominating and Corporate Governance Committee met zero times and acted twice by unanimous written consent during 2016.  The Nominating and Corporate Governance Committee’s charter can be obtained without charge in the “Investors” section of our Company website at www.jgw.com in the section titled “Corporate Governance.” The Nominating and Corporate Governance Committee is comprised of three directors, Messrs. Castaldi, Stockdale and Rodriguez.  Mr. Castaldi serves as Chairman of the Nominating and Corporate Governance Committee.
Executive Sessions of Non-Management Directors
In order to promote discussion among the non-management directors, regularly scheduled executive sessions of our Board of Directors (i.e., meetings of non-management directors without management present) are held to review such topics as the non-management directors determine. Mr. Castaldi presided at our executive sessions in 2016. The non-management directors met in executive session two times during 2016.
Nomination of Directors
The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board of Directors for Board membership.  When formulating its recommendations, the Nominating and Corporate Governance Committee also considers advice and recommendations from others as it deems appropriate.  The Nominating and Corporate Governance Committee is responsible for assessing the appropriate balance of criteria required of Board members.
The Nominating and Corporate Governance Committee may apply several criteria in selecting nominees. At a minimum, it considers (a) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Directors' oversight of the business and affairs of the Company and (b) the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors which the Nominating and Corporate Governance Committee may consider include a candidate’s specific experiences and skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors as it considers appropriate in the context of the needs of the Board.  Although the Company has no diversity policy, the Board believes that diversity is an important consideration in Board composition, with diversity being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, including gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of the Board at that point in time.
The Nominating and Corporate Governance Committee considers candidates recommended by stockholders.  In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee takes into consideration the needs of the Board of Directors and the qualifications of the candidate.
The Company has entered into a Director Designation Agreement (the “Director Designation Agreement”) with certain significant stockholders, namely affiliates of JLL Partners, Inc. (the “JLL Holders”) and Peach Group Holdings, Inc. (“PGHI Corp.”).  Under the Director Designation Agreement, the JLL Holders have the right to designate four director designees to the Board of Directors so long as the JLL Holders own at least 934,488 common membership interests in The J.G. Wentworth Company, LLC (“Common Interests”) and at least 20% of the aggregate number of Common Interests held on November 13, 2013 by members of The J.G. Wentworth Company, LLC who were members of JGWPT Holdings, LLC (or its predecessor of the same name) on

July 12, 2011, and PGHI Corp. has the right to designate one director so long as PGHI Corp. (together with its then-current stockholders) or its assignee holds in the aggregate at least 436,104 Common Interests.
Two of the three nominees for election at the Meeting were designated pursuant to the Director Designation Agreement. Mr. Castaldi was designated by the JLL Holders and Mr. Pomroy was designated by PGHI Corp.
Process for Stockholder Nomination of Directors
The Company’s By-laws provide that no director may be nominated by a stockholder for election at an annual meeting unless the stockholder (a) has delivered to the Corporate Secretary within the time limits described in the By-laws a written notice containing the information specified in the By-laws and (b) was a stockholder of record at the time such notice was delivered to the Corporate Secretary. Accordingly, in order for a stockholder’s nomination of a person for election to the Board of Directors to be considered by the stockholders at the 2018 annual meeting in accordance with the Company’s By-laws, the required written notice must be received by our Corporate Secretary on or after February 1, 2018, but no later than March 3, 2018.  Only individuals who are nominated in accordance with the procedures set forth in the By-laws are eligible to stand for election as directors at a meeting of stockholders and to serve as directors.  A copy of the By-laws can be obtained without charge by written request to the Corporate Secretary, 201 King of Prussia Road, Suite 501, Radnor, Pennsylvania 19087-5148.
Communications with the Board of Directors
The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board of Directors, any Board committee or any chair of any such committee by mail. To communicate with the Board of Directors, the non-management directors, any individual directors or any committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or committee of directors by either name or title. All such correspondence should be sent to the Company, c/o Corporate Secretary, 201 King of Prussia Road, Suite 501, Radnor, Pennsylvania 19087-5148.
All communications received as set forth above will be opened by the Corporate Secretary for the purpose of determining whether the contents represent a message to the directors and, depending on the facts and circumstances outlined in the communication, will be distributed to the Board of Directors, the non-management directors, an individual director or a committee of directors, as appropriate. The Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the Board or of the committee to which the envelope is addressed.
Information on the Compensation of Directors
Two of our independent directors (Messrs. Griffin and Morgan) receive an annual cash retainer fee of $135,000. In the prior year, Messrs. Griffin and Morgan received an annual cash retainer fee of $65,000, and an annual grant of restricted Class A Shares with a grant date fair value of $70,000, which vested on the first anniversary of the grant date subject to the holder’s continued service on the Board of Directors through the first anniversary of the grant date. The chairman of our Audit and Compliance Committee receives an additional annual cash fee of $15,000, and Mr. Morgan receives an additional annual cash fee of $5,000. Any director designated by one of our stockholders pursuant to the Director Designation Agreement will not be compensated by us for their service on the Board of Directors.
The following table provides compensation information for the year ended December 31, 2016 for each of our non-employee directors. Directors who are not independent do not receive compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Alexander R. Castaldi	—	—	—
Robert C. Griffin	115,000	—	115,000
William J. Morgan	105,000	—	105,000
Kevin T. Hammond	—	—	—
Gérard van Spaendonck	—	—	—
Robert N. Pomroy	—	—	—
Francisco J. Rodriguez	—	—	—
No Material Proceedings
There are no material proceedings to which any of our directors, executive officers or affiliates, or any owner of record or beneficially of more than 5% of our stock (or their associates), is a party adverse to the Company or its subsidiaries or in which any of our directors, executive officers or affiliates, or any owner of record or beneficially of more than 5% of our stock (or their associates), has a material interest adverse to the Company or its subsidiaries.

Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee has ever been an executive officer or employee of ours. None of our officers currently serves, or has served during the last completed year, on the Board of Directors, compensation committee or other committee serving an equivalent function of any other entity that has one or more officers serving as a member of our Board of Directors or Compensation Committee.
CORPORATE GOVERNANCE

We are committed to conducting our business in a way that reflects best practices, as well as the highest standards of legal and ethical conduct. We want to be a company of integrity and to be perceived as such by everyone who comes in contact with us. To that end, the Board of Directors has approved a comprehensive system of corporate governance documents. These documents meet or exceed the requirements established by SEC rules and are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. These policies embody the principles, policies, processes and practices followed by the Board, executive officers and employees in governing the Company, and serve as a flexible framework for sound corporate governance.
Corporate Governance Guidelines
In connection with our November 2013 initial public offering, the Board of Directors adopted Corporate Governance Guidelines to assist the Board in the exercise of its fiduciary duties and responsibilities to the Company and to promote the effective functioning of the Board of Directors and its committees. The Corporate Governance Guidelines cover, among other topics, director independence and qualification requirements, board leadership and executive sessions, limitations on other board and executive service, director responsibilities, director compensation, directors orientation and continuing education, board and committee resources, including access to officers and employees, succession planning and board and committee self-evaluations.
A copy of the Corporate Governance Guidelines can be obtained without charge in the “Investors” section of our Company website at www.jgw.com in the section titled “Corporate Governance.”
Code of Business Conduct and Ethics
Properly reflecting our desire and commitment to conducting business in compliance with the highest ethical and legal standards, in connection with our November 2013 initial public offering, the Board of Directors adopted a Code of Business Conduct and Ethics. The Company’s Code of Business Conduct and Ethics includes provisions ranging from restrictions on gifts and respect for colleagues to conflicts of interest and fraud.  Upon employment with the Company, all employees are required to affirm in writing their acceptance of the Code of Business Conduct and Ethics.  Our employees are encouraged to anonymously report any suspected violations of laws, regulations, unethical business practices, and/or the Code of Business Conduct and Ethics, via a web-based reporting system or a continuously monitored hotline.
A copy of the Code of Business Conduct and Ethics can be obtained without charge in the “Investors” section of our Company website at www.jgw.com in the section titled “Corporate Governance.”
In addition, within four business days of:  (i) any amendment to our Code of Business Conduct and Ethics that applies to the registrant's principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, or (ii) the grant of any waiver, including an implicit waiver, from a provision of the Code of Business Conduct and Ethics to one of these officers, and the amendment or waiver relates to the code of ethics definition enumerated in Item 406(b) of Regulation S-K, we will provide information regarding any such amendment or waiver (including the nature of any waiver, the name of the person to whom the waiver was granted and the date of the waiver) in the “Investors” section of our Company website at www.jgw.com in the section titled “Corporate Governance.”
PROPOSAL TWO —
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit and Compliance Committee appointed Ernst & Young LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the 2017 fiscal year ending December 31, 2017. As a matter of good corporate governance, the Company’s stockholders will be requested to ratify the Audit and Compliance Committee’s selection at the Meeting. Ernst & Young LLP has audited the Company’s consolidated financial statements since 2013.
Although there is no requirement that Ernst & Young LLP’s appointment be terminated if the ratification fails, the Audit and Compliance Committee will consider the appointment of other independent registered public accounting firms if the stockholders choose not to ratify the appointment of Ernst & Young LLP. The Audit and Compliance Committee may terminate the appointment of Ernst & Young LLP as our independent registered public accounting firm without the approval of the stockholders whenever the Audit and Compliance Committee deems such termination appropriate.

Amounts paid by us to Ernst & Young LLP for audit and non-audit services rendered in 2016 and 2015 are disclosed on page 27.  Ernst & Young LLP has affirmed that they are not aware of any relationships between Ernst & Young LLP and the Company that may reasonably be thought to bear on their independence.
A representative of Ernst & Young LLP is expected to be present at the Meeting.  The representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate stockholder questions at the Meeting.
The Audit and Compliance Committee approves the annual audit fee of the Company’s independent auditors. The Audit and Compliance Committee also establishes pre-approved limits for which the Company’s management may engage the Company’s independent auditors for specific services. Any work which exceeds these pre-approved limits in a quarter requires the advance approval of the Audit and Compliance Committee. Each quarter, the Audit and Compliance Committee reviews and approves all work done by the independent auditors during the previous quarter and establishes any pre-approved limits for the current quarter. All fees for fiscal 2016 were pre-approved by the Audit and Compliance Committee.
THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE RATIFICATION OF
THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE 2017 FISCAL YEAR.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our Class A Shares and Class B Shares as of March 31, 2017, unless otherwise noted, by each person or group and includes shares that such person or group had the right to acquire on or within 60 days after March 31, 2017, including upon the exercise of options and conversion of restricted stock units, for:
•each person known to us to be the beneficial owner of more than 5% of our Class A Shares or Class B Shares;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.
Unless otherwise noted below, the address for each beneficial owner listed on the table is 201 King of Prussia Road, Suite 501, Radnor, Pennsylvania 19087-5148. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares that they beneficially own, subject to applicable community property laws. For purposes of the table below, the beneficial ownership amounts and percentages are based on a total of 15,740,709 Class A Shares and 8,709,599 Class B Shares outstanding as of March 31, 2017, as filed with the SEC.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Class A Shares	Percent of Class A Shares	Number of Class B Shares	Percent of Class B Shares	% of Combined Voting Power
JLL Holders (1)(2)	769,359	4.89%	8,629,259	99.07%	84.43%
Paul S. Levy (1)(2)	769,359	4.89%	8,629,259	99.07%	84.43%
Trishield Capital Management LLC (3)	2,311,589	14.69%	—	—	2.24%
Axar Capital Management, LP (4)	1,949,083	12.38%	—	—	1.89%
Logen Asset Management LP (5)	2,047,213	13.01%	—	—	1.99%
Anthem, Inc. (5)	1,890,823	12.01%	—	—	1.83%
Robert C. Griffin	42,476	*	—	—	*
William J. Morgan	40,597	*	—	—	*
Alexander R. Castaldi (1)	—	—	—	—	—
Francisco J. Rodriguez (1)	—	—	—	—	—
Kevin T. Hammond	—	—	—	—	—
Robert N. Pomroy	—	—	—	—	—
Gérard van Spaendonck	—	—	—	—	—
Stewart A. Stockdale	251,000	1.57%	—	—	*
Stephen A. Kirkwood	74,250	*	46,372	*	*
Greg A. Schneider	54,919	*	—	—	*
Randi A. Sellari	—	—	—	—	—
All executive officers and directors as a group (12 persons)	1,303,610	8.26%	8,677,335	99.62%	85.42%

*	Less than 1%.

(1)
The JLL Holders consist of JLL JGW Distribution, LLC, JGW Holdco, LLC, JLL Fund V AIF II, L.P. (“AIF II”) and JLL Associates V, LP. JLL JGW Distribution, LLC is the direct owner of a portion of the Class B Shares listed next to the JLL Holders above and JGW Holdco, LLC is the direct owner of the remaining Class B Shares. JLL Associates V, LP is the direct owner of a portion of the Class A Shares listed next to the JLL Holders above and AIF II is the direct owner of the remaining Class A Shares. JGW Holdco, LLC’s managing member is Forest Ave. Holdco, Inc., the Board of Directors of which consists of Paul S. Levy, Alexander R. Castaldi, and Francisco J. Rodriguez. JGW Holdco, LLC is more than 99% owned by JLL JGW Distribution, LLC. JLL JGW Distribution, LLC’s board of managers consists of Paul S. Levy, Alexander R. Castaldi and Francisco J. Rodriguez. JLL JGW Distribution, LLC is owned by JLL Fund V AIF I, L.P., a Delaware limited partnership (“AIF I”). JLL Associates V, L.P., a Delaware limited partnership, is the general partner of each of AIF I and AIF II. JLL Associates G.P. V, L.L.C., a Delaware limited liability company, is the general partner of JLL Associates V, L.P. Mr. Paul S. Levy is the sole managing member of JLL Associates G.P. V, L.L.C. As a result, Mr. Levy may be deemed to be the beneficial owner of all of these Class A and Class B Shares, with shared voting and dispositive power with regard to such shares. Mr. Levy has a pecuniary interest in only a portion of these Class A Shares and Class B Shares. Messrs. Castaldi and Rodriguez may also be deemed to have beneficial ownership of these Class A Shares and Class B Shares, but they disclaim any beneficial ownership thereof. The address for the JLL Holders is 450 Lexington Avenue, 31st Floor, New York, New York 10017.

(2)
The information reported is based in part on a Schedule 13D/A filed with the SEC on October 9, 2014 by JLL Associates V, L.P., JLL JGW Distribution, LLC, JLL Associates G.P. V, L.L.C., AIF I, AIF II, JGW Holdco, LLC and Paul S. Levy with respect to 769,359 Class A Shares. The registered address of the holder is c/o JLL PARTNERS, INC. is 450 Lexington Avenue, 31st Floor, New York, New York 10017. The address of the beneficial owners is 450 Lexington Avenue, 31st Floor, New York, New York 10017.

(3)
The information reported is based in part on a Schedule 13G filed with the SEC on November 18, 2016 by Trishield Special Situations Master Fund Ltd., Trishield Capital Management LLC, Alan Jeffrey Buick Jr. and Robert L. Harteveldt with respect to 2,311,589 Class A Shares. Trishield Special Situations Master Fund Ltd., Trishield Capital Management LLC, Mr. Buick and Mr. Harteveldt have shared voting and dispositive power over all 2,311,589 Class A Shares. The principal business address of each of Trishield Special Situations Master Fund Ltd., Trishield Capital Management LLC, Mr. Buick and Mr. Harteveldt is c/o Trishield Capital Management LLC, 540 Madison Avenue, 14th Floor, New York, New York 10022.

(4)
The information reported is based in part on a Schedule 13G filed with the SEC on January 13, 2017 by Axar Capital Management, LP, Axar GP, LLC and Andrew Axelrod with respect to 1,949,083 Class A Shares held on behalf of each of Axar Master Fund, Ltd. and a separately managed account. Axar Capital Management, LP serves as investment advisor of each of Axar Master Fund, Ltd. and the separately managed account. Axar GP, LLC is the sole general partner of Axar Capital Management, LP. Andrew Axelrod is the sole member of Axar GP, LLC and is the managing partner, portfolio manager and majority control person of Axar Capital Management, LP. Axar Capital Management, LP, Axar GP, LLC and Andrew Axelrod have shared voting and dispositive power over all 1,949,083 Class A Shares. The principal business address of each of Axar Capital Management, LP, Axar GP, LLC and Andrew Axelrod is 1330 Avenue of the Americas, Sixth Floor, New York, New York 10019.

(5)
The information reported is based in part on a Schedule 13G/A filed with the SEC on November 17, 2016 by Logen Asset Management, LP (“Logen LP”), Logen Asset Management GP LLC (“Logen GP”), Norman M.K. Louie, Steven K. Gendal and Anthem, Inc. (“Anthem”) with respect to 2,047,213 Class A Shares for the account of Logen Asset Management Master Fund Ltd. (“Logen Fund”) and a separately managed account (the “Managed Account”).  Logen LP serves as investment manager to each of the Logen Fund and the Managed Account.  Logen GP is the general partner of Logen LP. Mr. Louie is a managing partner and the Chief Investment Officer of Logen LP and a member of Logen GP.  Mr. Gendal is a managing partner of Logen LP and a member of  Logen GP.  Anthem is the sole owner of the Managed Account. Each of Logen LP, Logen GP, Mr. Louie and Mr. Gendal may be deemed the beneficial owner of 2,047,213 Class A Shares, which consists of: (a) 156,290 Class A Shares held for the account of Logen Fund and (b) 1,890,923 Class A Shares held for the Managed Account. Logen LP, Logen GP, Mr. Louie and Mr. Gendal have shared voting and dispositive power over these 2,047,213 Class A Shares. Anthem may be deemed the beneficial owner of 1,890,923 Class A Shares held for the Managed Account, over which Anthem has shared voting and dispositive power. The principal business address of each of Logen LP, Logen GP, Mr. Louie and Mr. Gendal is 599 Lexington Avenue, 38th Floor, New York, New York 10022.  The principal business address of Anthem is 120 Monument Circle, Indianapolis, Indiana, 46204-4903.

We know of no arrangements, the operation of which may at a subsequent date result in the change in control of the Company.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership and changes in ownership of the Company’s equity securities. Executive officers, directors, and beneficial owners of greater than 10% of our outstanding securities are required by SEC regulations to provide us with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to us and written representations from our executive officers and directors that no other reports were required, we believe that during the fiscal year ended December 31, 2016, all of our executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them.
Securities Authorized for Issuance Under Equity Compensation Plans

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities reflected in First Column)

Equity compensation plans approved by security holders	—	—	—

Equity compensation plans not approved by security holders	1,584.049	$5.77	1,233.663

Total	1,584.049	$5.77	1,233.663
(1) Represents 1,376,549 stock options and 207,500 unvested performance-based stock units that were outstanding as of December 31, 2016 and issued pursuant to our 2013 Omnibus Incentive Plan (the “Equity Plan”). A description of the Plan and the stock options and performance-based stock units issued pursuant to it are included in Footnote 27 to our audited consolidated financial statements within our Annual Report on Form 10-K for the year ended December 31, 2016.
(2) Represents the weighted average exercise stock price of the 1,376,549 stock options outstanding as of December 31, 2016. The Company's performance-based stock units do not have an exercise price but will vest into 0 to 1.5 Class A Shares depending on the degree to which the associated performance goals are met.
EXECUTIVE COMPENSATION
Introduction
As a “smaller reporting company,” as such term is defined under the Securities Act, we have opted to comply with the scaled executive compensation rules applicable and available to us. This section includes a discussion of fiscal 2016 compensation for our named executive officers, which consist of: (i) our Chief Executive Officer, (ii) our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2016 and (iii) one individual who would have been identified as one of our most highly compensated executive officers, but for the fact that this individual was not serving as an executive officer as of December 31, 2016, are as follows:
•Stewart A. Stockdale, our Chief Executive Officer;
•Stephen A. Kirkwood, our Executive Vice President and Chief Legal & Compliance Officer;
•Gregory A. Schneider, our Executive Vice President and Chief Information Officer; and
•Randi A. Sellari, our prior President and Chief Operating Officer who resigned effective February 13, 2015.

Summary Compensation Table
The following table summarizes the total compensation paid to or earned by each of our named executive officers for services rendered during the last two fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Stewart A. Stockdale Chief Executive Officer	2016	726,000	715,000	—	47,522	—	67,375	1,555,897
	2015	741,923	—	—	—	—	105,745	847,668
Stephen A. Kirkwood Executive Vice President and Chief Legal & Compliance Officer	2016	339,872	205,000	16,735	21,147		8,412	591,166
	2015	336,885	—	124,625	119,819	—	8,003	589,332
Gregory A. Schneider Executive Vice President and Chief Information Officer	2016	360,462	177,500	13,388	16,062		9,887	577,299
	2015	368,462	—	119,640	115,027	—	7,865	610,994
Randi A. Sellari former President Chief Operating Officer(5)	2016	—	—	—	—	—	623,257	623,257
	2015	113,340	—	—	—	—	545,865	659,205
___________________________________________________________

(1)
The amounts represent the annual performance-based cash bonuses paid to our named executive officers with respect to 2016, which were paid in March 2017. For more information relating to our annual cash incentive program, see the section entitled “Overview of Our Executive Compensation Program—Elements of Compensation—Annual Cash Incentive Bonus,” below. No bonuses were paid with respect to 2015.

(2)
Represents the aggregate grant date fair value of performance-based stock units calculated in accordance with FASB ASC Topic 718. The assumptions used in the valuation are discussed in Footnote 27 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

(3)
Represents the aggregate grant date fair value of options to purchase Class A Shares calculated in accordance with FASB ASC Topic 718. The assumptions used in the valuation are discussed in Footnote 27 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

(4)
The 2016 amounts represent: (1) for Mr. Stockdale, a travel and housing allowance of $58,992, and a 401(k) plan matching contribution of $8,383; (2) for Mr. Kirkwood, a gym reimbursement of $360, and a 401(k) plan matching contribution of $8,052; (3) for Mr. Schneider a 401(k) plan matching contribution of $9,887; (4) for Ms. Sellari, an automobile allowance of $20,562, a club allowance of $12,000 and severance payments of $590,695.

(5)	Ms. Sellari resigned as our President and Chief Operating Officer on February 13, 2015.
Overview of Our Executive Compensation Program
Elements of Compensation
Each of the named executive officers was provided with the following primary elements of compensation in 2016:
Base Salary. Each named executive officer received a fixed base salary in an amount determined in accordance with the executive’s employment agreement or offer letter and based on a number of factors, including:

•	The nature, responsibilities and duties of the officer’s position;

•	The officer’s expertise, demonstrated leadership ability and prior performance;

•	The officer’s salary history and total compensation, including annual cash bonuses and long-term incentive compensation; and

•	The competitiveness of the market for the officer’s services.
Each named executive officer’s salary for 2016 is listed in the “Summary Compensation Table,” above.
Annual Cash Incentive Bonus. Each named executive officer was eligible to earn a cash incentive in 2016. The incentives for Messrs. Stockdale, Kirkwood and Schneider were based on the achievement of financial and other performance measures relating to 2016. In addition, each officer’s bonus is eligible for adjustment from the amount earned based on achievement of the specified objectives to reflect additional relevant factors, including the officer’s individual performance during the year.
Stock and Option Awards. In connection with our initial public offering, we made a grant of stock options to certain of our executive officers in consideration of the Class B Management Interests of The J.G. Wentworth Company that were canceled when we implemented our current structure in preparation for the initial public offering. Each of these stock options entitles the holder to purchase a specified number of Class A Shares in accordance with all of the terms and conditions of the Equity Plan.
In 2016, we made grants of stock options and performance-based stock units in accordance with the terms and conditions of the Equity Plan.
The number of Class A Shares subject to each stock option granted to the named executive officers is listed in the “Outstanding Equity Awards at Fiscal Year End for 2016” table, below.
Retirement and Employee Benefits. All employees are eligible to participate in broad-based and comprehensive employee benefit programs, including medical, dental, vision, life and disability insurance and a 401(k) plan with matching contributions. Our named executive officers are eligible to participate in these plans on the same basis as our other employees. We do not sponsor or maintain any deferred compensation or supplemental retirement plans in addition to our 401(k) plan. The 401(k) plan matching contributions provided to our named executive officers in 2016 are reflected above in the “Summary Compensation Table” under the “All Other Compensation” heading.
Employment Agreements with Named Executive Officers
Certain of our named executive officers are parties to written employment arrangements. The material terms of each of those arrangements is described below. For a description of the compensation actually paid to the named executive officers for 2016, please refer to the “Summary Compensation Table,” above.
Employment Agreement with Stewart A. Stockdale
Mr. Stockdale and the Company entered into an employment agreement on July 27, 2014. Mr. Stockdale's agreement provides that he will serve as Chief Executive Officer under the agreement for an initial period that began on July 27, 2014 (the "Effective Date") and ends on the second anniversary of the Effective Date; provided, however, the agreement is automatically extended for subsequent one-year periods thereafter unless his employment is terminated or either party provides at least 90 days’ advance notice of non-renewal prior to the end of the applicable period.
Pursuant to the agreement, Mr. Stockdale is entitled to an initial annual base salary of $700,000, subject to increase, and is eligible to receive an annual cash bonus with a target amount of 100% of his then-current base salary (maximum of 200%) based on the achievement of annual performance objectives and other conditions. His current annual base salary is $736,450. The agreement also provides that Mr. Stockdale is eligible to receive equity compensation awards and in lieu of fringe benefits provided to other senior executive officers generally, Mr. Stockdale shall be entitled to reimbursement of the following costs actually incurred by him (not to exceed $8,000 per month in the aggregate): (i) reasonable monthly rent paid by Mr. Stockdale (including utilities and other reasonable expenses of maintaining) for a suitable apartment in the vicinity of the Company's headquarters, (ii) reasonable monthly lease payments for a non-luxury automobile and (iii) the monthly cost of transportation service between Pennsylvania and Mr. Stockdale's residence.  Mr. Stockdale is also eligible to receive employee health and welfare benefits as are provided to senior executive officers generally.
The agreement provides that if Mr. Stockdale’s employment is terminated by the Company without “cause” (as defined in the agreement) or by Mr. Stockdale for “good reason” (as described in the agreement), and Mr. Stockdale executes a general release of claims, then he will receive (i) continued base salary and health and welfare benefits for 24 months following the date of termination and (ii) a pro-rated annual incentive bonus for the year of termination, payable when, as and if such bonuses are paid to senior executives with respect to the year of termination.
The agreement also provides that during Mr. Stockdale’s employment and for the one year period following termination of his employment for any reason, Mr. Stockdale will not compete with, or solicit any vendors, customers, suppliers, employees, consultants or agents of the Company or certain related entities. The agreement further provides that Mr. Stockdale may not disclose any proprietary, trade secret or confidential information involving the Company and certain related entities and will assign all applicable intellectual property rights to them.

Employment Arrangements with Stephen A. Kirkwood
Mr. Kirkwood entered into a severance letter with The J.G. Wentworth Company, LLC on August 15, 2012. The severance letter provided that if Mr. Kirkwood’s employment was involuntarily terminated for any reason other than “cause” (which includes, but is not limited to, acts such as theft and fraud), he would receive continued base salary for 52 weeks subject to his execution of a general release of claims.
Employment Arrangements with Gregory A. Schneider
Mr. Schneider entered into an offer letter with The J.G. Wentworth Company, LLC on August 12, 2014, pursuant to which he serves as our Chief Information Officer. The letter provided that Mr. Schneider was entitled to receive an initial annual base salary of $350,000, subject to periodic reviews, and was eligible to receive an annual cash bonus of up to 50% of his then-current base salary based on the achievement of annual performance objectives and other conditions. His current annual base salary is $355,000.
Employment Agreement with Randi A. Sellari
Ms. Sellari entered into an employment agreement with J.G. Wentworth, LLC, our predecessor, on July 23, 2007. Ms. Sellari’s agreement provides that she will serve as President and Chief Operating Officer under the agreement for an initial period that began on July 23, 2007 and ended on July 23, 2010, and for subsequent one-year periods thereafter unless her employment is terminated or either party provides at least 90 days’ advance notice of non-renewal prior to the end of the applicable period. Pursuant to the agreement, Ms. Sellari is entitled to an initial annual base salary of $425,000, subject to increase, and is eligible to receive an annual cash bonus with a target amount of 100% of her then-current base salary based on the achievement of annual performance objectives and other conditions which are described in more detail in the section entitled “Overview of Our Executive Compensation Program—Elements of Compensation—Annual Cash Incentive Bonus,” above. The agreement further provides that Ms. Sellari is entitled to receive fringe benefits that are no less favorable than those provided to similarly situated executives, including a $1,500 monthly automobile allowance (increased annually based on the Consumer Price Index) and a $1,000 monthly club allowance. Ms. Sellari is also eligible to receive a $35,000 annual cash allowance to purchase life insurance of her choice. In addition, Ms. Sellari is eligible to receive employee health and welfare benefits as are provided to senior executive officers generally.
The agreement provides that if Ms. Sellari’s employment is terminated by the employer without “cause” (as defined in the agreement) or by Ms. Sellari for “good reason” (as described below), and Ms. Sellari executes a general release of claims, then she will receive (i) continued base salary and health, welfare and fringe benefits for 36 months following the date of termination and (ii) a pro-rated annual incentive bonus for the year of termination, payable when, as and if such bonuses are paid to senior executives with respect to the year of termination. In addition, if Ms. Sellari’s employment is terminated by the employer without cause or if certain corporate transactions occur, then any stock options referenced in the prior paragraph will vest in full. For purposes of the agreement, “good reason” means, in summary, (a) relocation of Ms. Sellari’s office by more than 10 miles or (b) a material breach of the agreement by J.G. Wentworth, LLC that is not cured within 30 days.
The agreement also provides that during Ms. Sellari’s employment and for the three-year period following termination of her employment for any reason, Ms. Sellari will not compete with, or solicit any vendors, customers, suppliers, employees, consultants or agents of, J.G. Wentworth, LLC or certain related entities. The agreement further provides that Ms. Sellari may not disclose any proprietary, trade secret or confidential information involving J.G. Wentworth, LLC and certain related entities and will assign all applicable intellectual property rights to them.
Ms. Sellari tendered her resignation from the Company effective February 13, 2015.

Outstanding Equity Awards at Fiscal Year End for 2016
No outstanding equity awards were held by Ms. Sellari as of December 31, 2016. The following table sets forth certain information regarding outstanding equity awards held by each of our other named executive officers as of December 31, 2016:

		Option Awards				Stock Awards
Name	Grant Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Stewart A. Stockdale	2016 (4)	—	180,000	0.32	7/29/2029	—	—
	2015	—	—	—	—	—	—
	2014	216,000	324,000	11.06	7/29/2024	—	—
	2014 (4)	—	180,000	0.32	7/29/2029	—	—
	2013	—	—	—	—	—	—
Stephen A. Kirkwood	2016	—	30,000	1.18	4/15/2026	15,000	5,700
	2015	2,500	10,000	9.97	3/26/2025	12,500	4,750
	2015 (4)	—	12,500	0.32	3/26/2025	—	—
	2014	4,500	6,750	10.20	5/15/2024	11,250	4,275
	2014 (4)	—	11,250	0.32	5/15/2024	—	—
	2013	11,511	7,674	14.00	11/14/2023	1,704	648
	2013 (4)	—	19,186	0.32	11/14/2023	—	—
	2012	—	—	—	—	7,315	2,780
	2011	—	—	—	—	—	—
Gregory A. Schneider	2016	—	24,000	1.18	4/15/2026	12,000	4,560
	2015	2,400	9,600	9.97	3/26/2025	12,000	4,560
	2015 (4)	—	12,000	0.32	3/26/2025	—	—
	2014	6,000	9,000	13.74	8/26/2024	15,000	5,700
	2014 (4)	—	15,000	0.32	8/26/2024	—	—
	2013	—	—	—	—	—	—
___________________________________________________

(1)
Stock options generally vest and become exercisable in equal 20% installments on the first five anniversaries of the grant date, in each case subject to the holder’s continued employment with us through the applicable vesting date.

(2)
Units issued prior to 2014 represent restricted Common Interests in The J.G. Wentworth Company LLC (and a corresponding number of Class B Shares) which vest in equal 20% installments on the first five anniversaries of the grant date, in each case subject to the holder's continued employment with us through the applicable vesting date. Units issued in 2014, 2015 and 2016 represent performance-based restricted stock units that will vest into 0 to 1.5 Class A Shares depending on the degree to which the performance goals are met.

(3)	The market value is determined by multiplying the market price of a Class A Share as of December 31, 2016 by the number of units of the applicable class.

(4)	These shares were modified in accordance with the stock modification program as approved by shareholders at the Annual Meeting of Stockholders on June 2, 2016.
401(k) Plans
The Company maintains a savings plan under Section 401(k) of the Internal Revenue Code that cover all employees who have attained 21 years of age and achieved the applicable and requisite service period. These provide substantially all employees with the ability to make pre-tax or post-tax retirement contributions in accordance with applicable Internal Revenue Service limits. Matching contributions are at the discretion of the Company's Board of Directors. For certain employees including the named executive officers, matching contributions by the Company were 50% on the first 8% of compensation contributed each pay period. For other employees, matching contributions by the Company were 15% of the employee's contributed amount on a per pay basis.

Potential Payments Upon Termination or Change in Control
Please refer to the section entitled “Employment Agreements with Named Executive Officers,” above, for a description of severance payments and benefits to be provided to our named executive officers in connection with certain qualifying terminations of their employment.
REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PARTIES
All related party transactions are reviewed and, as appropriate, may be approved or ratified by the Board of Directors. If a director is involved in the transaction, he may not participate in any review, approval or ratification of such transaction. Related party transactions are approved by the Board of Directors only if, based on all of the facts and circumstances, they are in, or not inconsistent with, the best interests of the Company and the best interests of our stockholders, as the Board of Directors determines in good faith. The Board of Directors takes into account, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Board of Directors may also impose such conditions as it deems necessary and appropriate on the Company or the related party in connection with the transaction.
In the case of a transaction presented to the Board of Directors for ratification, the Board of Directors may ratify the transaction or determine whether rescission of the transaction is appropriate.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We or our affiliates have engaged in the following transactions with our directors, executive officers and holders of more than 5% of our voting securities on an as-converted to Class A Share basis, and affiliates of our directors, executive officers and holders of more than 5% of our voting securities.
Operating Agreement of The J.G. Wentworth Company, LLC
Reorganization. On November 13, 2013, JGWPT Holdings, LLC merged with and into a newly formed subsidiary of the Company, with the newly formed subsidiary surviving the merger. Pursuant to the merger, the surviving, newly formed subsidiary changed its name to JGWPT Holdings, LLC and then subsequently changed its name to The J.G. Wentworth Company, LLC. As a result of this reorganization and name change, the Company operates its business through The J.G. Wentworth Company, LLC and its consolidated subsidiaries. The operations of The J.G. Wentworth Company, LLC, and the rights and obligations of the holders of Common Interests in The J.G. Wentworth Company, LLC, are set forth in the operating agreement of The J.G. Wentworth Company, LLC. The following description of The J.G. Wentworth Company, LLC operating agreement is not complete and is qualified by reference to the full text of the agreement.
Governance. The Company serves as the sole managing member of The J.G. Wentworth Company, LLC. As such, the Company controls its business and affairs and is responsible for the management of its business. No members of The J.G. Wentworth Company, LLC, in their capacity as such, have any authority or right to control the management of The J.G. Wentworth Company, LLC or to bind it in connection with any matter.
Rights of Members. The J.G. Wentworth Company, LLC has issued Common Interests to the Company and to other persons including the JLL Holders and PGHI Corp. Each Common Interest entitles the holder to equal economic rights but carries no voting rights, except for the right to approve certain amendments to the operating agreement of The J.G. Wentworth Company, LLC, certain changes to the capital accounts of the members of The J.G. Wentworth Company, LLC, any conversion of The J.G. Wentworth Company, LLC to a corporation other than for purposes of a sale transaction, certain issuances of membership interests in The J.G. Wentworth Company, LLC, certain mergers, consolidations or sale transactions and any dissolution of The J.G. Wentworth Company, LLC.
Exchange of Class C Profits Interests for Warrants. In connection with the merger described above, Class C Profits Interests of The J.G. Wentworth Company, LLC (“Class C Profits Interests”) held by PGHI Corp. were canceled and PGHI Corp. received warrants to purchase Class A Shares.  The warrants issued in respect of Tranche C-1 Class C Profits Interests entitle PGHI Corp. to purchase up to 483,992 Class A Shares, an amount equal to 2.5% of our outstanding common stock or other equity interests then outstanding (on a fully-diluted basis after giving effect to such warrants and any other options or rights to purchase common stock or other equity interests (excluding the Class B Shares)). These warrants have an exercise price of $35.73 per share.  The warrants issued in respect of Tranche C-2 Class C Profits Interests entitle PGHI Corp. to purchase up to 483,992 Class A Shares, an amount equal to 2.5% of our outstanding common stock or other equity interests then outstanding (on a fully-diluted basis after giving effect to such warrants and any other options or rights to purchase common stock or other equity interests (excluding the Class B Shares)). These warrants have an exercise price of $62.91 per share.  These warrants are exercisable between May 13, 2014 and January 8, 2022 and may not be transferred.
Coordination of The J.G. Wentworth Company and The J.G. Wentworth Company, LLC. At any time the Company issues a Class A Share for cash, the net proceeds received by the Company will be promptly transferred to The J.G. Wentworth Company, LLC, and The J.G. Wentworth Company, LLC will issue to the Company one of its Common Interests. At any time the Company issues a Class A Share pursuant to its equity incentive plan or upon exercise of warrants, the Company will contribute to The J.G. Wentworth Company, LLC all of the proceeds that it receives (if any) and The J.G. Wentworth Company, LLC will issue to the Company one Common Interest, having the same restrictions, if any, attached to the Class A Shares issued under the proposed equity incentive plan or warrants. Conversely, if the Company redeems or repurchases any of its Class A Shares, The J.G. Wentworth Company, LLC will, immediately prior to our redemption or repurchase, redeem or repurchase an equal number of Common Interests held by the Company, upon the same terms and for the same price, as the Class A Shares are redeemed or repurchased. The Company can only redeem or repurchase Class A Shares if The J.G. Wentworth Company, LLC first redeems or repurchases Common Interests we hold.
Under the terms of The J.G. Wentworth Company, LLC operating agreement, subject to the approval of the holders of the Common Interests, the Company may in the future cause The J.G. Wentworth Company, LLC to issue Common Interests or other, newly created classes of The J.G. Wentworth Company, LLC securities to one or more investors having such rights, preferences and other terms as we determine, and in such amount as we may determine. In addition, the Company may in the future elect to compensate its employees by granting them Common Interests, whether or not subject to forfeiture, or profits interests or other securities. Any such issuance would have a dilutive effect on the economic interest the Company holds in The J.G. Wentworth Company, LLC. In addition, the Company issues its Class B Shares having 10 votes per share on a one-for-one basis in connection with any issuances of Common Interests, which has a dilutive effect on the voting power of our then current holders of Class A Shares.
Pursuant to the The J.G. Wentworth Company, LLC operating agreement, the Company has agreed, as managing member, that it will not conduct any business other than the management and ownership of The J.G. Wentworth Company, LLC and its subsidiaries, or own any other assets (other than cash or cash equivalents to be used to satisfy liabilities or other assets held on a temporary basis). In addition, Common Interests, as well as the Company’s common stock, will be subject to equivalent stock splits, dividends and reclassifications.
Issuances and Transfer of Common Interests. Membership interests in The J.G. Wentworth Company, LLC may only be issued to persons or entities to which the Company agrees to permit the issuance of such interests in exchange for cash or other consideration, including, if applicable, the services of employees of The J.G. Wentworth Company, LLC or its affiliates. The Common Interests held by the Company from time to time are non-transferable.  Common Interests held by the others may be transferred without the Company’s consent only under limited circumstances, including to certain permitted transferees (i.e., by bequest or for estate planning purposes), and upon exchanges for Class A Shares or shares of our Class C Common Stock, par value $0.00001 per share (“Class C Shares”). A holder of Common Interests (other than PGHI Corp.) may not transfer any Common Interests to any person unless he transfers an equal number of our Class B Shares to the same transferee.
Exchange Rights. The Company has reserved for issuance 13,187,393 Class A Shares in respect of the aggregate number of Class A Shares expected to be issued over time upon the exchange of Common Interests and the conversion of Class C Shares, unless The J.G. Wentworth Company, LLC exercises its option to pay cash in lieu of Class A Shares for some or all of such exchanged Common Interests. The Company may in the future cause The J.G. Wentworth Company, LLC to issue additional Common Interests that would also be exchangeable for Class A Shares. The Company has also reserved for issuance 4,360,623 Class C Shares, which is the aggregate number of Class C Shares expected to be issued over time upon the exchanges by holders of non-voting Common Interests in The J.G. Wentworth Company, LLC (including PGHI Corp.), unless The J.G. Wentworth Company, LLC exercises its option to pay cash in lieu of Class C Shares for some or all of such exchanged non-voting Common Interests.
Common Interests may be exchanged at any time and from time to time.
JLL Holders and PGHI Corp. Merger Rights. JLL Partners, Inc. and its affiliates own a portion of their investment through an existing corporation and the owners of PGHI Corp., including DLJ Merchant Banking Partners IV, L.P. and affiliates of Credit Suisse Group AG, own their investment through PGHI Corp. The JLL Holders had the right and the equity holders of PGHI Corp. have the right to elect to require that, instead of exchanging the Common Interests held by JLL’s corporation or PGHI Corp. for Class A Shares, the Company engage in a merger in which the JLL entity owning such corporation or the stockholders of PGHI Corp., as applicable, receive Class A Shares directly and we become the owner of the JLL corporation or PGHI Corp., as applicable, or its assets. Provided that the conditions to the exercise of these rights have been met, the exercise of either of these transactions will not be subject to any affiliate transaction covenants or similar restrictive provisions. However, it is a condition to each of these transactions that the acquisition not result in material liabilities to the Company. On October 7, 2014, the Company executed such a merger pursuant to which a subsidiary of the Company merged with and into a wholly owned subsidiary of the JLL Holders, JGW Holdings, Inc., with JGW Holdings, Inc. surviving the merger.
Redemption of Class B Shares. Any holder (other than PGHI Corp.) seeking to exchange Common Interests for Class A Shares must also deliver a corresponding number of Class B Shares for redemption and cancellation by the Company.
Indemnification and Exculpation. To the extent permitted by applicable law, The J.G. Wentworth Company, LLC will indemnify the Company, as its managing member, its authorized officers, its other employees and agents from and against any losses, liabilities, damages, costs, expenses, fees or penalties incurred by any acts or omissions of these persons, provided that the acts or omissions of these indemnified persons are not the result of fraud, intentional misconduct or a violation of the implied contractual duty of good faith and fair dealing, or any lesser standard of conduct permitted under applicable law.
The Company, as the managing member, and the authorized officers and other employees and agents of The J.G. Wentworth Company, LLC, will not be liable to The J.G. Wentworth Company, LLC, its members or their affiliates for damages incurred by any acts or omissions of these persons, provided that the acts or omissions of these exculpated persons are not the result of fraud, intentional misconduct or a violation of the implied contractual duty of good faith and fair dealing, or any lesser standard of conduct permitted under applicable law.
Amendments. The operating agreement of The J.G. Wentworth Company, LLC may be amended with the consent of the managing member and the holders of a majority in voting power of the outstanding Common Interests not held by the managing member (not including non-voting Common Interests and restricted Common Interests). In addition, the managing member may, without the consent of any holder of Common Interests, make certain amendments that, generally, are not expected to adversely affect holders of Common Interests.  Notwithstanding the foregoing, no amendment to the operating agreement of The J.G. Wentworth Company, LLC will be effective with respect to a holder of Common Interests not voting in favor thereof if such amendment would adversely affect such Member in any material respect in a manner that is disproportionately adverse to such holder of Common Interests, and amendments to certain provisions that are for the benefit of PGHI Corp. will require the approval of PGHI Corp. or its permitted transferees.
Registration Rights Agreement
In connection with the completion of our initial public offering in November 2013, the Company entered into a registration rights agreement with all of the holders of Common Interests pursuant to which the Company is required to register the exchange under the federal securities laws of the Common Interests held by them for Class A Shares. The Company has agreed, at its expense, to use the Company’s reasonable best efforts to file with the SEC a shelf registration statement providing for the exchange of the Common Interests for Class A Shares and the resale of such Class A Shares at any time and from time to time thereafter and to cause and maintain the effectiveness of this shelf registration statement until such time as all Common Interests covered by this shelf registration statement have been exchanged. Further, the JLL Holders and other significant holders of Common Interests are entitled to cause the Company, at its expense, to register the resale of the Class A Shares they will receive upon exchange of their Common Interests or upon conversion of their Class C Shares or upon exercise of warrants, which we refer to as their “demand” registration rights.
In accordance with the foregoing requirements, the Company filed registration statements on Form S-1 with the SEC on January 22, 2014, April 7, 2014 and May 21, 2014. In addition, the Company filed registration statements on Form S-3 with the SEC on March 31, 2015.
All holders of Common Interests party to the Registration Rights Agreement (as well as their permitted transferees) are entitled to exercise “piggyback” rights in connection with any future public underwritten offerings we engage in for our account or for the account of others to whom we have granted registration rights. All fees, costs and expenses of underwritten registrations will be borne by the Company, other than underwriting discounts and selling commissions, which will be borne by each stockholder selling its shares. Our registration obligations will be subject to certain restrictions on, among other things, the frequency of requested registrations, the number of shares to be registered and the duration of these rights.
Tax Receivable Agreement
As described above under “Operating Agreement of The J.G. Wentworth Company, LLC,” holders of Common Interests may exchange Common Interests for (i) one Class A Share of the Company, or, in the case of PGHI Corp., one Class C Share of the Company, or (ii) at the option of The J.G. Wentworth Company, LLC cash equal to the market value of one of the Company’s Class A Shares or Class C Shares. The J.G. Wentworth Company, LLC has in effect an election under Section 754 of the Internal Revenue Code which may result in an adjustment to the Company’s share of the tax basis of the assets owned by The J.G. Wentworth Company, LLC at the time of such initial sale and any subsequent exchanges of Common Interests. The sale and exchanges may result in increases in the Company’s share of the tax basis of the tangible and intangible assets of The J.G. Wentworth Company, LLC that otherwise would not have been available. Any such increases in tax basis are, in turn, anticipated to create incremental tax deductions that would reduce the amount of tax that the Company would otherwise be required to pay in the future.
The Company is a party to a tax receivable agreement with all holders of Common Interests who held in excess of approximately 1% of the Common Interests outstanding on November 7, 2013. The tax receivable agreement requires the Company to pay those holders of Common Interests 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes in any tax year, which began with 2013 (a “covered tax year”) from increases in tax basis realized as a result of any future exchanges by holders of Common Interests of such Common Interests for Class A Shares or Class C Shares (or cash). The Company expects to benefit from the remaining 15% of cash savings, if any, in income tax that the Company actually realizes during a covered tax year. The cash savings in income tax paid to any such holders of Common Interests will reduce the cash that may otherwise be available to the Company for its operations and to make future distributions to holders of Class A Shares.
For purposes of the tax receivable agreement, cash savings in income tax will be computed by comparing the Company’s actual income tax liability for a covered tax year to the amount of such taxes that the Company would have been required to pay for such covered tax year had there been no increase to our share of the tax basis of the tangible and intangible assets of The J.G. Wentworth Company, LLC as a result of such sale and any such exchanges and had the Company not entered into the tax receivable agreement. The tax receivable agreement continues until all such tax benefits have been utilized or expired, unless the Company exercises its right to terminate the tax receivable agreement upon a change of control for an amount based on the remaining payments expected to be made under the tax receivable agreement.
On October 7, 2014, we executed such a merger pursuant to which a subsidiary of the Company merged with and into JGW Holdings, Inc., a wholly owned subsidiary of the JLL Holders, through which JLL Partners and its affiliates own a portion of their investment in the Company, with JGW Holdings, Inc. surviving the merger. Pursuant to the terms of the tax receivable agreement, upon consummation of such merger, we succeeded to certain tax attributes of JGW Holdings, Inc. and are required to pay the stockholders of JGW Holdings, Inc. for use of such tax attributes in the same manner as payments made for cash savings from increases in tax basis as described above.
The exchange of Common Interests for shares of Class A common stock in 2015 and 2014 resulted in a $53.3 million and $207.0 million increase, respectively, in the Corporation’s share of the tax basis of JGW LLC’s assets, which created current and future income tax deductions for the Company. The increase in tax basis, however, did not result in an income tax cash savings for the years ended December 31, 2015 and 2014, because the Company would not have been a tax payer in the absence of such tax basis increase. Consequently, there is no liability associated with the 2015 or 2014 exchanges pursuant to the tax receivable agreement. The Company will compute any tax liability for similar exchanges in 2016 in conjunction with the preparation of the 2016 Federal tax returns. The Company, however, does not expect to have any tax liabilities associated with the 2016 tax year and does not expect to benefit from income tax cash savings related to basis adjustments associated with the 2016 exchanges pursuant to the tax receivable agreement, or have any liability in connection with exchanges pursuant to the tax receivable agreement made in 2016.
The owners of PGHI Corp., including DLJ Merchant Banking Partners IV, L.P. and affiliates of Credit Suisse Group AG, own their investment through PGHI Corp. In the event the Company engages in a merger with such corporation in which the stockholders of that corporation receive the Class C Shares directly, the Company will succeed to certain tax attributes, if any, of such corporation. The tax receivable agreement requires the Company to pay the stockholders of such corporation for the use of any such attributes above a specific amount in the same manner as payments made for cash savings from increases in tax basis as described above.
While the actual amount and timing of any payments under the tax receivable agreement will vary depending upon a number of factors (including the timing of exchanges, the amount of gain recognized by an exchanging holder of Common Interests, the amount and timing of our income and the tax rates in effect at the time any incremental tax deductions resulting from the increase in tax basis are utilized) the Company expects that the payments that the Company may make to the holder of Common Interests that are party to the tax receivable agreement could be substantial during the expected term of the tax receivable agreement. The Company will bear the costs of implementing the provisions of the tax receivable agreement. A tax authority may challenge all or part of the tax basis increases or the amount or availability of any tax attributes discussed above, as well as other related tax positions the Company take, and a court could sustain such a challenge. The holders of Common Interests that are party to the tax receivable agreement will not reimburse us for any payments previously made to them in the event that, due to a successful challenge by the Internal Revenue Service or any other tax authority of the amount of any tax basis increase or the amount or availability of any tax attributes, our actual cash tax savings are less than the cash tax savings previously calculated and upon which prior payments under the tax receivables were based. As a result, in certain circumstances the Company could make payments under the tax receivable agreement to the holders of Common Interests that are party thereto that significantly exceed the cash tax or other benefits, if any, that the Company actually realizes. A successful challenge to our tax reporting positions could also adversely affect our other tax attributes and could materially increase our tax liabilities.
The tax receivable agreement provides that upon certain changes of control, the Company will be required to pay the holders of Common Interests amounts based on assumptions regarding the remaining payments expected to be made under the tax receivable agreement (at our option, these payments can be accelerated into a single payment at the time of the change of control). As a result, the Company could be required to make payments under the tax receivable agreement that are greater than or less than the specified percentage of the actual benefits the Company realize in respect of the tax attributes subject to the tax receivable agreement, and the upfront payment may be made years in advance of any actual realization of such future benefits. In these situations, our obligations under the tax receivable agreement could have a substantial negative impact on our liquidity, and there can be no assurance that the Company will be able to finance its obligations under the tax receivable agreement.

Director Designation Agreement
The Company has entered into the Director Designation Agreement with the JLL Holders and PGHI Corp. Under this agreement, the JLL Holders have the right to designate four director designees to our Board of Directors so long as the JLL Holders own at least 934,488 Common Interests and at least 20% of the aggregate number of Common Interests held on such date by members of The J.G. Wentworth Company, LLC who were members of The J.G. Wentworth Company, LLC (or its predecessor) on July 12, 2011, and PGHI Corp. will have the right to designate one director so long as PGHI Corp. (together with its then-current stockholders) or its assignee holds in the aggregate at least 436,104 Common Interests. These director designees are nominated for election by our stockholders and will be voted upon and possibly elected by our stockholders.
Voting Agreement
In connection with the completion of our initial public offering in November 2013, the JLL Holders, PGHI Corp. and certain other holders of Common Interests entered into a Voting Agreement pursuant to which they have agreed to vote all of their Class A Shares (if any) and Class B Shares (if any) in favor of the election to the Board of Directors of our Chief Executive Officer, four designees of the JLL Holders, and one designee of PGHI Corp. Under the terms of the Voting Agreement, the parties will no longer be obligated to vote in favor of the election of the designee of PGHI Corp. if PGHI Corp. (together with its then-current stockholders) or its assignee holds in the aggregate fewer than 872,136 Common Interests. While the parties to the Voting Agreement have agreed to vote their Class A Shares (if any) and Class B Shares (if any) as described above, the agreement will be effective in determining the composition of the Board of Directors only for so long as the holders parties thereto have the requisite voting power to determine the outcome of such vote. By virtue of the Voting Trust Agreement described below, the JLL Holders are entitled to vote all Class B Shares held by certain of the employee members of the J.G. Wentworth Company, LLC (“Members”), representing, together with the Class B Shares held by the JLL Holders, 84.7% of the combined voting power of our common stock as of December 31, 2016, in favor of the election to the Board of Directors of the foregoing board designees.
Voting Trust Agreement
In connection the completion of our initial public offering in November 2013, the JLL Holders and certain of the Members who are employees of the Company or its subsidiaries entered into a Voting Trust Agreement pursuant to which, subject to the terms and conditions specified therein, such employee Members deposited their Class B Shares into a voting trust and appointed the JLL Holders as trustees. Pursuant to the Voting Trust Agreement, all Class B Shares subject to the voting trust will be voted proportionately with the Class A Shares (if any) and Class B Shares (if any) held by the JLL Holders directly or indirectly. The Class B Shares held by the parties to the Voting Trust Agreement as of December 31, 2016 represent approximately 84.7% of the combined voting power of our common stock (these holders held no Class A Shares immediately after the completion of the initial public offering).
Related Person Transaction Policy
The Board of Directors has adopted a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we are or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person will need to promptly disclose to our Corporate Secretary any related person transaction and all material facts about the transaction. Our Corporate Secretary will then assess and promptly communicate that information to the Compensation Committee. Based on its consideration of all of the relevant facts and circumstances, the Compensation Committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the Compensation Committee which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy will require any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.
EXECUTIVE OFFICERS
The current executive officers of the Company are as follows:
Stewart A. Stockdale, Chief Executive Officer. Mr. Stockdale, who became our Chief Executive Officer in July 2014, is described above as a director.
Stephen A. Kirkwood, Executive Vice President, Chief Legal & Compliance Officer and Corporate Secretary. Mr. Kirkwood serves as our Executive Vice President, Chief Legal & Compliance Officer and Corporate Secretary. He joined the Peachtree family of companies in March 1999. Mr. Kirkwood was responsible for the legal matters involving or relating to the Peachtree family of companies, and, since the merger with Peachtree companies in July 2011, Mr. Kirkwood has continued to manage legal, regulatory and now, compliance matters for us. He graduated from Union College in 1992 with a Bachelor of Science degree and received his law degree from Albany Law School. Mr. Kirkwood is 46.

Gregory A. Schneider, Executive Vice President and Chief Information Officer. Mr. Schneider serves as our Executive Vice President and Chief Information Officer, a position he has held since 2014. Prior to joining us in August 2014, he served as a consultant to SCA Promotions Inc., a marketing agency, from 2013 to 2014 and as a Senior Vice President at Western Union from 2008 through 2013. Prior to these engagements, Mr. Schneider held leadership positions in consumer and financial services businesses, including Simon Property Group, Conseco and Banc One Corporation dating back to 1984. He holds a B.B.A. with honors from Ohio University. Mr. Schneider is 54.
Roger O. Gasper, Executive Vice President and Chief Financial Officer. Mr. Gasper serves as our Executive Vice President and Chief Financial Officer, a position he has held since July 2016. Mr. Gasper served as our Vice President and Chief Accounting Officer from October 2015 to July 2016 and as our Vice President and Corporate Controller from April 2013 to October 2015. As we have reported in a Current Report on Form 8-K filed with the SEC on April 14, 2017, Mr. Gasper has informed us of his resignation from the Company, effective May 15, 2017. Mr. Gasper’s decision to resign is in order for him to pursue other opportunities and not as a result of any disagreement with the Company. Prior to joining us in April 2013, he served as the Vice President of Finance and Accounting at Ricerca Biosciences from 2011 to 2013. Prior to these engagements, he held corporate finance and accounting leadership positions at Nordion, MDS Pharma Services and Unisys. Mr. Gasper also spent 11 years at Ernst & Young. Mr. Gasper holds a Bachelor’s degree from Drexel University – LeBow College of Business. Mr. Gasper is 49.
Phil Buscemi, President - Home Lending Division. Mr. Buscemi serves as the President of our Home Lending Division, a position he has held since January 2016. Mr. Buscemi joined the Company in connection with the acquisition of WestStar Mortgage, Inc. in July 2015 and served as our SVP of Capital Markets from July 2015 to January 2016. He joined WestStar Mortgage, Inc. in 2008 and served as the Director of Capital Markets through July 2015. Prior to joining WestStar Mortgage, Inc., he held senior leadership roles at Union Bank and Trust, Federal Agricultural Mortgage Corporation, Mortgage Edge Corporation, and Perpetual Savings Bank. Mr. Buscemi holds a Bachelor’s degree from Virginia Polytechnic Institute and State University - Pamplin College of Business. Mr. Buscemi is 57.
AUDIT AND COMPLIANCE COMMITTEE REPORT*
The Board of Directors has ultimate authority and responsibility for effective corporate governance, including the role of oversight of the management of the Company. The Audit and Compliance Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities to the Company and its stockholders by overseeing the accounting and financial reporting processes of the Company, the audits of the Company's consolidated financial statements and the qualifications, selection and performance of the Company’s independent registered public accounting firm.
The Audit and Compliance Committee reviews our financial reporting process on behalf of the Board. The Audit and Compliance Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. Management has the primary responsibility for establishing and maintaining effective systems of internal and disclosure controls, for preparing financial statements and for the public reporting process. Ernst & Young LLP, the Company's independent registered public accounting firm for 2016, is responsible for expressing opinions on the conformity of the company’s audited financial statements with generally accepted accounting principles.
With respect to the fiscal year ended December 31, 2016, the Audit and Compliance Committee, among other things: oversaw the integrity of the Company’s financial statements and financial reporting processes, reviewed the external auditors’ qualifications and independence (including, among other items, auditor rotation), and evaluated the external auditors’ performance.
The Audit and Compliance Committee has reviewed and discussed with management and Ernst & Young LLP the audited consolidated financial statements for the year ended December 31, 2016. The Audit and Compliance Committee also discussed with Ernst & Young LLP the matters required to be discussed pursuant to Auditing Standard No. 16 (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board (and as re-organized as Accounting Standard No. 1301 as of 12-31-16). In addition, the Audit and Compliance Committee has received from Ernst & Young LLP the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit and Compliance Committee concerning independence, and the Audit and Compliance Committee has had discussions with Ernst & Young LLP regarding its independence from the Company and its management.
Based on the reviews and discussions described above, the Audit and Compliance Committee recommended to our Board of Directors, and the Board of Directors approved, inclusion of the audited consolidated financial statements for the fiscal year ended December 31, 2016 in our Annual Report on Form 10-K for 2016 for filing with the SEC. The Audit and Compliance Committee and the Board of Directors have selected Ernst & Young LLP as the company’s independent accountant for fiscal year 2017.

Submitted by the Audit and Compliance Committee

Robert C. Griffin (Chairman)
William J. Morgan
Robert N. Pomroy
_________________________________________
* The Audit and Compliance Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit and Compliance Committee Report by reference therein.
Principal Accountant Fees and Services
The Audit and Compliance Committee of our Board of Directors is responsible for the appointment, oversight, and evaluation of our independent registered public accounting firm. The Audit and Compliance Committee has the sole and direct authority to engage, appoint, and replace our independent auditors. In addition, the Audit and Compliance Committee has established in its charter a policy that every engagement of the Company’s independent registered public accounting firm to perform audit or permissible non-audit services on behalf of the Company or any of its subsidiaries requires pre-approval from the Audit and Compliance Committee or its designee before such independent registered public accounting firm is engaged to provide those services. Our independent registered public accounting firm may not be retained to perform the non-audit services specified in Section 10A(g) of the Exchange Act. Pursuant to the Audit and Compliance Committee Charter, the Audit and Compliance Committee reviews and, in its sole discretion, approves in advance the Company’s independent registered public accounting firm’s annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes-Oxley Act of 2002 and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Company and such independent registered public accounting firm (which approval should be made after receiving input from the Company’s management, if desired).
With respect to the audit for the year ended December 31, 2016, the Audit and Compliance Committee approved the audit services performed by Ernst & Young LLP as well as certain categories and types of audit-related, tax, and permitted non-audit services.
Fees Paid to Ernst & Young LLP
Aggregate fees for professional services rendered by Ernst & Young LLP for the years ended December 31, 2016 and 2015 were as follows:

	Fiscal Year Ended December 31, 2016	Fiscal Year Ended December 31, 2015
Audit fees (1)	$1,791,266	$1,864,015
Audit-related fees (2)	558,387	559,869
Tax fees (3)	—	—
All other fees	—	—
Total	$2,349,653	$2,423,884
_______________________________________

(1)	Fees for audit services include fees associated with the annual audit and the review of the Company’s quarterly report on Form 10-Q.

(2)	Audit-related fees principally include fees associated with due diligence in connection with potential acquisitions and agreed-upon procedures performed in connection with Company's securitizations.

(3)	Fees for tax services include the preparation, review, and filing of tax returns and tax advisory services.
INCORPORATION BY REFERENCE
In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this proxy statement or future filings made by the Company under those statutes and those portions of the information included under the caption “Audit and Compliance Committee Report” required by the SEC’s rules to be included therein, shall not be deemed to be “soliciting material” or “filed”

with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent we specifically incorporate these items by reference.
We have not incorporated by reference into this proxy statement the information included on or linked from our website, and you should not consider it to be part of this proxy statement.
OTHER MATTERS
The Board of Directors knows of no other matters that have been submitted for consideration at the Meeting other than those referred to in this proxy statement.  By submitting the proxy, the stockholder authorizes the persons named on the proxy to use their discretion in voting on any matter brought before the Meeting.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Requirements for Stockholder Proposals to be Brought Before 2018 Annual Meeting of Stockholders (“2018 Annual Meeting”)
The Company’s By-laws provide that, in order for a stockholder to propose any matter for consideration at an annual meeting of the Company other than matters set forth in the Notice of Meeting, such stockholder must have given timely prior written notice to the Corporate Secretary of the Company of such stockholder’s intention to bring such business before the meeting. To be timely for the 2018 Annual Meeting, notice must be received by the Company not less than 90 days nor more than 120 days prior to June 1, 2018, which will be the anniversary date of the prior year’s meeting (or if the meeting date for the 2018 Annual Meeting is not within 25 days before or after the anniversary date of the prior year’s meeting, then not later than the tenth day following the day on which the notice of the date of the annual meeting is mailed or public disclosure of the date of the meeting is made, whichever first occurs). Such notice must contain certain information about such business and the stockholder who proposes to bring the business before the meeting, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at the annual meeting, the name and address of the stockholder, the class and number of shares owned beneficially or of record by such stockholder, any material interest of such stockholder in the business so proposed and a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. Any proposals should be sent to The J.G. Wentworth Company, 201 King of Prussia Road, Suite 501, Radnor, PA 19087-5148, Attention: Corporate Secretary.
Requirements for Director Nominations for the 2018 Annual Meeting
The Company’s By-laws provide that no director may be nominated by a stockholder for election at an annual meeting unless the stockholder (a) has delivered to the Corporate Secretary within the time limits described in the By-laws a written notice containing the information specified in the By-laws and (b) was a stockholder of record at the time such notice was delivered to the Corporate Secretary. Accordingly, in order for a stockholder’s nomination of a person for election to the Board of Directors to be considered by the stockholders at the 2018 Annual Meeting in accordance with the Company’s By-laws, the required written notice must be received by our Corporate Secretary on or after February 1, 2018, but no later than March 3, 2018.
Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials
In order to be considered for inclusion in the Company's proxy materials for the 2018 Annual Meeting, stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the 2018 Annual Meeting must be received by the Company not later than December 21, 2017.
IMPORTANT NOTICE REGARDING DELIVERY
OF STOCKHOLDER DOCUMENTS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is referred to as “householding,” potentially provides extra convenience for stockholders and reduces printing and postage costs for companies.
The Company and some brokers utilize the householding process for proxy materials. In accordance with a notice sent to certain stockholders who share a single address, only one copy of this proxy statement is being sent to that address, unless we received contrary instructions from any stockholder at that address. Stockholders who participate in householding will continue to receive separate proxy cards. Householding will continue until you are notified otherwise or until one or more stockholders at your address revokes consent. If you revoke consent, you will be removed from the householding program within 30 days of receipt of the revocation.  If you hold your Company stock in “street name,” additional information regarding householding of proxy materials should be forwarded to you by your broker.
However, if you wish to receive a separate copy of this proxy statement, we will promptly deliver one to you upon request. You can notify us by sending a written request to The J.G. Wentworth Company, 201 King of Prussia Road, Suite 501, Radnor, Pennsylvania 19087-5148, Attention: Corporate Secretary, or by calling the Corporate Secretary at (484) 434-2350. In addition, if you would like to receive separate proxy statements and annual reports of the Company in the future, or if you are receiving multiple copies of annual reports and proxy statements at an address shared with another stockholder and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.
ANNUAL REPORT
A copy of the Company's Annual Report on Form 10-K for fiscal year 2016, as filed with the SEC, is being mailed together with this proxy statement to all stockholders that elect to receive a paper copy of the proxy materials. For those stockholders that receive the Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials will contain instructions on how to access and review the proxy materials, including this proxy statement and our Annual Report on Form 10-K for fiscal year 2016, without charge, on the internet.
A copy of our Annual Report, including the financial statements included therein, is also available without charge by visiting the Company’s website, www.jgw.com, or upon written request to The J.G. Wentworth Company, 201 King of Prussia Road, Suite 501, Radnor, Pennsylvania 19087-5148, Attention: Corporate Secretary.

By Order of the Board of Directors,

Stephen A. Kirkwood
Executive Vice President, Chief Legal & Compliance Officer and Corporate Secretary
April 21, 2017

THE J.G. WENTWORTH COMPANY
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
	☐	☐	☐	______________

1. Election of Directors

Nominees

01 Alexander R. Castaldi 02 Robert C. Griffin 03 Robert N. Pomroy

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2017 fiscal year.	☐	☐	☐

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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com .

THE J.G. WENTWORTH COMPANY
Annual Meeting of Stockholders
June 1, 2017 11:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint Stewart A. Stockdale, CEO, and Stephen A. Kirkwood, Corporate Secretary, as proxies, each with the power to appoint his substitute, and hereby authorizes either of them to represent and vote, as designated on the reverse side of this ballot, all of the shares of common stock of The J.G. Wentworth Company that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, local time, on June 1, 2017 at the Radnor Hotel, 591 East Lancaster Avenue, St. Davids, Pennsylvania 19087, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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